EXHIBIT 99.1

                           [MOSS ADAMS LLP LETTEREHAD]




                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To the Board of Directors and Shareholders Stratabase.com

We have reviewed the accompanying balance sheet of Stratabase.com as of March 31, 2001, and the related statements of operations and comprehensive income and cash flows for the three month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Stratabase.com as of December 31, 2000, and the related statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the year then ended not presented herein; and in our report dated February 20, 2001, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2000, is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived.

                                                   /s/  MOSS ADAMS LLP


Portland, Oregon
May 11, 2001